Exhibit 5.2
December 15, 2006
Buffets, Inc.
1460 Buffet Way
Eagan, MN 55121

Re:	Registration Statement on Form S-4
Ladies and Gentlemen:
          In connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by Buffets, Inc., a Minnesota corporation (the “Company”), Buffets Holdings, Inc., a Delaware corporation and parent of the Company (“Holdings”), and certain subsidiaries of the Company named therein (collectively with Holdings, the “Guarantors”) with the Securities and Exchange Commission (the “Commission”) on December 15, 2006, under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations under the Act, we have been requested to render our opinion with respect to the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of the Company’s $300,000,000 aggregate principal amount of 12 1/2% Senior Notes due 2014 (the “Exchange Notes”) and the guarantees of the Exchange Notes by the Guarantors (the “Guarantees”). Capitalized terms used and not otherwise defined in this opinion have the respective meanings given them in the Registration Statement.
          The Exchange Notes and the Guarantees are to be offered in exchange for the Company’s outstanding $300,000,000 aggregate principal amount of 12 1/2% Senior Notes due 2014 (the “Initial Notes”) and the guarantees of the Initial Notes by the Guarantors. The Exchange Notes and the Guarantees will be issued by the Company in accordance with the terms of the Indenture dated as of November 1, 2006, as amended by the First Supplemental Indenture dated as of November 1, 2006 and the Second Supplemental Indenture dated as of November 22, 2006, (as amended, the “Indenture”), among the Company, the Guarantors and U.S. Bank National Association, as trustee.

Buffets, Inc.
December 15, 2006

          In connection with this opinion, we have examined originals, conformed copies or photocopies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):
          (i) the Registration Statement;
          (ii) the Indenture, including as an exhibit thereto the form of Exchange Note, included as Exhibit 4.1 to the Registration Statement; and
          (iii) the Registration Rights Agreement included as Exhibit 4.5 to the Registration Statement.
          We have also examined the articles of incorporation or articles of organization, as appropriate, bylaws and certain corporate or company, as appropriate, records of the Company and the Guarantors listed on Schedule 1 hereto (the “Minnesota Guarantors”) and such other agreements, instruments and documents, and such matters of law and fact as we have deemed necessary or appropriate to enable us to render the opinions expressed below. In establishing certain facts material to our opinions (including whether each Minnesota Guarantor constitutes a “related organization” of the Company and of the other Guarantors for purposes of Section 302A.501 of the Minnesota Statutes), we have relied, in each case without independent verification thereof, upon certificates and assurances of public officials, representations and warranties in the Documents, the assumptions set forth elsewhere herein and certificates of officers of the Company and Minnesota Guarantors reasonably believed by us to be appropriate sources of information, as to the accuracy of factual matters.
          Based upon the foregoing and subject to the assumptions, exceptions and qualifications stated herein, we are of the opinion that:
          1. The Indenture has been duly authorized, executed and delivered by the Company and each Minnesota Guarantor.
          2. The Exchange Notes have been duly authorized by the Company.
          3. Each Minnesota Guarantor has duly authorized its Guarantee of the Exchange Notes.
          The opinions expressed herein are subject to the following qualifications, assumptions and limitations:
          (a) In connection with rendering the opinions set forth herein, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies thereof, and the authenticity of the originals of such latter documents.

Buffets, Inc.
December 15, 2006

          (b) The Exchange Notes and Guarantees will be issued as described in the Registration Statement.
          (c) The Exchange Notes and Guarantees will be substantially in the form attached to the Indenture and that any information omitted from such form will be properly added.
          (d) This opinion is limited to the laws of the State of Minnesota.
          We consent to the use of our name in the Registration Statement and in the prospectus in the Registration Statement as it appears in the caption “Legal Matters” and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required by the Act or by the rules and regulations under the Act. We consent to the reliance on this opinion by Paul, Weiss, Rifkind, Wharton & Garrison for purposes of their opinion to you dated the date hereof and filed as Exhibit 5.2 to the Registration Statement.

Very truly yours,

FAEGRE & BENSON LLP

By:	/s/ Douglas P. Long

Douglas P. Long

Schedule 1
OCB Purchasing Co.
OCB Restaurant Company, LLC
HomeTown Buffet, Inc.
Buffets Leasing Company, LLC
HomeTown Leasing Company, LLC
OCB Leasing Company, LLC
Tahoe Joe’s Leasing Company, LLC
Fire Mountain Leasing Company, LLC
Fire Mountain Management Group, LLC
Ryan’s Restaurant Leasing Company, LLC
Ryan’s Restaurant Management Group, LLC